UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                                February 2, 2005

                             clickNsettle.com, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-21419                  25-2753988
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                         1010 Northern Boulevard
                           Great Neck, New York           11021
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 829-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                     Index to Current Report on Form 8-K of
                             clickNsettle.com, Inc.
                                February 2, 2005

Item                                                                        Page
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Item 3.01  Notice of Failure to Satisfy Continued Listing Standards          3

           Signatures                                                        4


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

Item 3.01 Notice of Failure to Satisfy Continued Listing Standards

On February 2, 2005, clickNsettle.com, Inc. (the "Company") was informed by the Boston Stock Exchange ("BSE") that the Company's listing thereon would be suspended as of the close of trading that day. The suspension is due to the fact that the Company, after the sale of its sole operating business, is no longer in compliance with the BSE's requirements of $1,000,000 in total assets and $500,000 in shareholders' equity. However, the BSE has agreed to provide a 90-day extension through May 2, 2005. If the Company were to regain compliance on or before that day, the Company's stock would not be delisted from the BSE.

The Company continues to search for a new operating business to acquire and should this transaction be completed prior to May 2, 2005, the Company believes it would regain compliance with the BSE's requirements. There can be no assurance that it will find a suitable business.

The Company's common stock continues to be quoted on the OTC Bulletin Board under the stock symbol CLIK.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                  clickNsettle.com, Inc.


                  By: /s/ Roy Israel

                  Name:  Roy Israel
                  Title: Chief Executive Officer and President


                  By: /s/ Patricia Giuliani-Rheaume

                  Name:  Patricia Giuliani-Rheaume
                  Title: Chief Financial Officer and Vice President

Date: February 8, 2005


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